Exhibit 23.1

Consent of Independent Registered

Public Accounting Firm

Board of Directors

CommercePlanet, Inc.

Goleta, California

We consent to the use in this Registration Statement on Form SB-2 Amendment No. 1 of our Report of Independent Public Accounting Firm, dated February 28, 2007 with respect to the consolidated financial statements of CommercePlanet, Inc. for the year ended December 31, 2006.  We also consent to the reference of our firm under the caption “Experts.”

/s/ Jaspers + Hall, PC

Jaspers + Hall PC

April 26, 2007

Denver, Colorado